Exhibit 4.36

THIRTY SECOND AMENDMENT

TO

SECURED SENIOR LENDING AGREEMENT

BY AND BETWEEN

PIONEER FINANCIAL SERVICES, INC., PIONEER SERVICES SALES FINANCE,
INC., PIONEER FUNDING, INC., PSLF, INC. AND SUBSIDIARIES
(COLLECTIVELY, THE “BORROWERS”)

AND

UMB BANK, N.A., ARVEST BANK, COMMERCE BANK, N.A., FIRST BANK, TEXAS
CAPITAL BANK, N.A., BMO HARRIS BANK N.A., FIRST CITIZENS BANK,
BANCFIRST, CITIZENS BANK & TRUST, ENTERPRISE BANK AND
TRUST, STIFEL BANK & TRUST, SUNFLOWER BANK, N.A., AND BANK OF
BLUE VALLEY, ONB BANK AND TRUST COMPANY
(COLLECTIVELY, THE “VOTING BANKS”)

AND

PARKSIDE FINANCIAL BANK & TRUST, CROSSFIRST BANK, PAGE COUNTY
STATE BANK, CROSSFIRST BANK LEAWOOD, PEOPLES COMMUNITY
STATE BANK, FIRST STATE BANK & TRUST CO. OF LARNED, UNITED
BANK OF KANSAS, MACON ATLANTA STATE BANK, PEOPLES
COMMUNITY BANK, BLUE RIDGE BANK AND TRUST CO., FIRST
COMMUNITY BANK, GUARANTY BANK, ALTERRA BANK, FIRST
FEDERAL SAVINGS BANK OF CRESTON FSB, HAWTHORN BANK,
LYON COUNTY STATE BANK, AND CARROLLTON BANK
(COLLECTIVELY, THE “NON-VOTING BANKS”)

AND

UMB BANK, N.A. (“AGENT”)

DATED AS OF JULY 20, 2011

Amendment #32

THIRTY SECOND AMENDMENT TO SECURED SENIOR LENDING AGREEMENT

This Thirty Second Amendment to Secured Senior Lending Agreement (the “Amendment”) is made and is effective as of this 20th day of July, 2011 (the “Effective Date”) by and between the following parties:

1.             Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as (“Pioneer”), Pioneer Services Sales Finance, Inc., a Nevada corporation (“Sales Finance”), Pioneer Funding, Inc., a Nevada corporation (“Funding”), and PSLF, Inc., a Missouri corporation (“PSLF”).  All of Pioneer, Sales Finance, Funding, and PSLF, each being referred to individually as a “Borrower” and collectively as the “Borrowers”) ;

2.             UMB Bank, N.A., a national banking association (“UMB”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), BMO Harris Bank N.A. (“BMO Harris”), First Citizens Bank, a Kentucky banking corporation (“First Citizens”) BancFirst, an Oklahoma banking corporation (“BF”), Citizens Bank and Trust, a Missouri corporation (“Citizens”), Enterprise Bank and Trust, a Missouri Charter Trust Company (“Enterprise”), and Stifel Bank & Trust, a Missouri banking corporation (“Stifel”), Sunflower Bank, N.A., a national banking association (“Sunflower”), Bank of Blue Valley, a Kansas banking corporation (“Blue Valley”) and ONB Bank and Trust Company, an Oklahoma corporation (“ONB”), (all of UMB, Arvest, Commerce, FBM, Texas, BMO Harris, First Citizens, BF, Citizens, Enterprise, Stifel, Sunflower, Blue Valley and ONB each being hereinafter referred to individually as a “Voting Bank” and collectively as the “Voting Banks”);

3.             Parkside Financial Bank & Trust, a Missouri corporation (“Parkside”), CrossFirst Bank, a national banking association (“CrossFirst”), Page County State Bank, a Missouri banking corporation (“Page”), CrossFirst Bank Leawood, a Kansas banking corporation (“CrossFirst-Leawood”), Peoples Community State Bank, a Missouri banking corporation (“Peoples State”), First State Bank & Trust Co. of Larned, a Kansas banking corporation (“First State-Larned”), United Bank of Kansas, a Kansas banking corporation (“United”), Macon Atlanta State Bank, a Missouri banking corporation (“Macon”), Peoples Community Bank, a Missouri banking corporation (“Peoples Community”), Blue Ridge Bank and Trust Co., a Missouri banking corporation (“Blue Ridge”), First Community Bank, a Missouri banking corporation (“First Community”), Guaranty Bank, a Missouri banking corporation (“Guaranty”), Alterra Bank, a Kansas banking corporation (“Alterra”), First Federal Savings Bank of Creston FSB, an Iowa corporation (“Creston”), Hawthorn Bank, a Missouri banking corporation (“Hawthorn”), Lyon County State Bank, a Kansas banking corporation (“Lyon”), and Carrollton Bank, an Illinois corporation (“Carrollton”) (all of Parkside, CrossFirst, Page, CrossFirst-Leawood, Peoples-State, First State-Larned, United, Macon, Peoples Community, Blue Ridge, First Community, Guaranty, Alterra, Creston, Hawthorn, Lyon, and Carrollton, each being hereinafter referred to individually as a “Non-Voting Bank” and collectively as the “Non-Voting Banks”); and

4.             UMB is also hereinafter also sometimes referred to as “Agent” when it acts in its capacity as Agent for the Banks.

WHEREAS, Pioneer, Agent and certain of the Voting Banks entered into a Secured Senior Lending Agreement among themselves originally dated as of June 12, 2009 which has subsequently been amended by various amendments numbered 1 through 31 which modified certain of the terms and added additional Voting Banks and Non-Voting (collectively “Banks”) (hereinafter referred to, as previously amended, as the “Agreement”); and

WHEREAS, Pioneer, the other Borrowers, Agent and each of the Banks desire to further amend the Agreement by this Amendment so as to permit Funding to transfer certain Legacy Loans to PSLF for purposes of satisfying certain regulatory and licensing requirements created by the Dodd-Frank Act’s repeal of agency and affiliate federal preemption effective as of July 21, 2011 (“Regulatory Requirements”) with the understanding that all such Legacy Loans shall be transferred by Funding and accepted by PSLF subject to all Existing Liens created by the Lending Agreement and other Loan Documents, as amended, so as to continue to secure all Borrowers’ Obligations existing now or in the future; and

WHEREAS, Pioneer, PSLF and the other Borrowers hereby confirm that all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Agreement, except as otherwise expressly amended by this Agreement, remain in full force and effect; and

WHEREAS, this Agreement may be amended in the manner described in this Amendment upon the approval of the Voting Banks and without the approval of the Non-Voting Banks; and

WHEREAS, Pioneer, PSLF, the other Borrowers, Agent and the Banks desire that all existing and future extensions of credit by any of the Banks to the Borrowers be subject to the terms and conditions of this Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

CHANGES TO CERTAIN DEFINITIONS

When used in this Agreement, all terms defined in the Agreement, upon execution of this Amendment, shall have the same meanings in this Amendment as given to such terms in the Agreement except the following words, terms or names shall have the meanings set forth in this section:

“Assignment Agreement” means that certain Assignment and Sale of Legacy Loans dated July 20, 2011 including the purchase money promissory note attached thereto executed by Funding and PSLF pursuant to which Funding transfers certain Legacy Loans described therein to PSLF subject to Existing Liens in consideration of the purchase money promissory note.

“Borrowers’ Obligations” means all obligations, liabilities, and indebtedness owing by the Borrowers to the Agent and the Banks described in or evidenced by the Lending Agreement and the other Loan Documents.

“Dodd Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act Pub. L. 111-203 which became law on July 21, 2010 and repealed as of July 21, 2011 agency and affiliate federal preemption.

“Existing Liens” means all of those liens, security interest, mortgages, pledges, or conditional conveyances made by any or all of the Borrowers under the Lending Agreement or other Loan Documents in favor of the Agent for the Banks in order to secure any and all of the Borrowers’ Obligations described in or arising from Lending Agreement and other Loan Documents.

“Legacy Loans” means those current and charged off loans which are subject to the Assignment Agreement pursuant to which Funding transfers to PSLF certain Customer Notes evidencing loans to conform to certain Regulatory Requirements.

“Regulatory Requirements” means those regulations and licensing requirements promulgated by various state or federal regulatory agencies which may govern licensing of lenders and restrictions on loans to consumers after the effective date of the Dodd-Frank Act.

SECTION 2

ADDITIONS, CONSENTS, WAIVERS, AND APPROVALS

(1)           The Assignment Agreement is hereby added to the definition of Loan Documents.

(2)           The Dodd-Frank Act is added to the listing of laws in Section 6.8 with which the Borrowers will comply.

(3)           This Amendment shall be deemed to constitute adequate and timely notice to the Agent of the transactions described in the Assignment Agreement as required by Section 6.11 of the Lending Agreement and execution hereof by the Agent and the Required Banks shall be deemed to constitute approval of the transactions described in or evidenced by the Assignment Agreement.

(4)           The debt evidenced by the promissory note delivered by PSLF to Funding pursuant to the Assignment Agreement as consideration for the transfer of the Legacy Loans shall not be deemed to constitute Nonconforming Debt as described in Section 7.2 of the Lending Agreement hereof but shall instead constitute Permitted Indebtedness under 7.3 of the Lending Agreement during the period following the execution of such note by PSLF, its delivery to Funding as consideration for the purchase of the Legacy Loans and the endorsement of such promissory note to Pioneer and until its satisfaction and payment to Pioneer by PSLF.

(5)           The sale and transfer of the Customer Notes evidencing the Legacy Loans shall not be deemed to be in violation of Section 7.4 of the Lending Agreement.

(6)           The transactions evidenced by the Assignment Agreement shall not be deemed to be in violation of Section 7.7 of the Lending Agreement.

(7)           The form of the Assignment Agreement is attached hereto as Exhibit A.

(8)           The changes to the form of the Master Services Agreement a copy of which is attached hereto as Exhibit B shall be deemed approved by the Agent and the Required Banks by their execution of this Amendment.

(9)           The creation of PSLF as a subsidiary of Pioneer shall not be deemed to be in violation of Section 7.12 of the Lending Agreement hereof and the transactions described in or evidenced by the Assignment Agreement shall not be deemed to be in violation of Section 7.13, 7.14 or any other Section of the Lending Agreement or of any of the other Loan Documents and the Agent and the Required Banks do by their execution of this Amendment hereby consent to such transactions and waive any right to declare an Event of Default due to the occurrence of the transactions described herein or in the Assignment Agreement.

SECTION 3

REAFFIRMATION OF REMAINDER OF AGREEMENT

All provisions of the Agreement except for those sections specifically modified or added as described herein shall remain unchanged and in full force and effect.  Attached hereto as Exhibit C is a copy of Pioneer’s letter notifying the Agent of the proposed transaction described in the Assignment Agreement, the reasons for such transaction and Pioneer’s understanding that the transactions will not in any way diminish or adversely affect the collateral position of the Agent and the Banks.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.		PIONEER FUNDING, INC.

By:		By:
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

PSLF, INC.		PIONEER SERVICES SALES FINANCE,
INC.

By:		By:
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

FIRST BANK		ARVEST BANK

By:		By:
Name:	Kate Mayfield	Name:	Cindy Nunley
Title:	Executive Vice-President	Title:	Senior Vice-President

BANCFIRST		FIRST CITIZENS BANK

By:		By:
Name:	Mark C. Demos	Name:	Scott T. Conway
Title:	Senior Vice-President	Title:	Chief Executive Officer

UMB BANK, N.A., as a Bank and as Agent		BMO HARRIS BANK N.A.

By:		By:
Name:	Douglas F. Page	Name:
Title:	Executive Vice-President	Title:

CITIZENS BANK & TRUST		COMMERCE BANK, N.A.

By:		By:
Name:	Kelley Wilcox	Name:	David Enslen
Title:	Senior Vice President, Commercial	Title:	Senior Vice-President
Banking

TEXAS CAPITAL BANK, N.A.		ENTERPRISE BANK AND TRUST

By:		By:
Name:	Reed Allton	Name:	Linda Hanson
Title:	Executive Vice President	Title:	Regional President, Kansas City

BANK OF BLUE VALLEY		STIFEL BANK & TRUST

By:		By:
Name:	Kevin Klamm	Name:	John Haffenreffer
Title:	Commercial Loan Officer	Title:	President

ONB BANK AND TRUST COMPANY		SUNFLOWER BANK, N.A.

By:		By:
Name:	Matt Adams	Name:	David Rambo
Title:	Senior Vice President, Commercial	Title:	President - Kansas City
Loan Officer